Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 23, 2016, by and among PHIBRO ANIMAL HEALTH CORPORATION, a Delaware corporation, as the Borrower (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent and a Lender (“Bank of America”) and the other Required Revolving Credit Lenders party hereto.

RECITALS

WHEREAS, reference is hereby made to the Credit Agreement, dated as of April 16, 2014, among the Borrower, Bank of America, as Administrative Agent, Collateral Agent and L/C Issuer, and each lender from time to time party thereto, as amended by Amendment No. 1, dated as of January 19, 2016 by and among the Borrower, Bank of America and Coöperatieve Rabobank U.A., New York Branch (f.k.a Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland,” New York Branch) (“Rabobank”) (such Credit Agreement as amended by the Amendment No. 1, the “Original Credit Agreement”, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the parties hereto intend to effect the amendments set forth herein pursuant to Section 10.01 of the Original Credit Agreement;

NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Credit Agreement Amendments. Effective as of the Amendment Effective Date (as defined in Section 2 below), the Original Credit Agreement is hereby amended as follows:

(a)        The definition of “Applicable Rate” in Section 1.01 is hereby amended by replacing clause (b)(ii) thereof in its entirety with the following:

(ii) thereafter (x) prior to the Amendment No. 2 Effective Date (I) for Eurodollar Rate Loans that are Revolving Credit Loans and Letter of Credit Fees, 2.75%, (II) for Base Rate Loans that are Revolving Credit Loans, 1.75% and (III) for Revolving Credit Loans that are LIBOR Daily Floating Rate Loans, 2.75%, it being understood that such rates represent the Applicable Rate in effect immediately prior to the Amendment No. 2 Effective Date and (y) on or after the Amendment No. 2 Effective Date, in connection with Revolving Credit Loans and Letter of Credit Fees, the percentages per annum set forth in the table below, based upon the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	First Lien Net Leverage Ratio	Letter of Credit Fees	Base Rate for Revolving Loans	Eurodollar Rate for Revolving Loans	LIBOR Daily Floating Rate Loans
I	≥ 2.75:1.00	2.75%	2.00%	3.00%	3.00%
II	≥ 2.50:1.00 and <2.75:1.00	2.50%	1.75%	2.75%	2.75%
III	<2.50:1.00	2.50%	1.50%	2.50%	2.50%

(b)        Section 1.01 is hereby amended by inserting the following new definitions in their correct alphabetical order:

“Amendment No. 2” means that certain Amendment No. 2 to this Agreement, dated as of December 23, 2016, among, inter alia, the Borrower, Bank of America and Rabobank.

“Amendment No. 2 Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 2.

2.        Amendment Effective Date. The Amendment Effective Date shall be the first date on which each condition set forth below is satisfied or waived:

(a)        The Administrative Agent (or its counsel) shall have received duly executed counterparts of this Amendment from the Borrower and the Required Revolving Credit Lenders.

(b)        The representations and warranties of each Loan Party contained in Article V of the Credit Agreement, this Amendment or any other Loan Document shall be true and correct in all respects or, in the case of such representations and warranties which are not otherwise subject to a materiality qualification in accordance with its terms, shall be correct in all material respects, in each case on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(c)        No Default shall exist before, or would result from the consummation of the transactions contemplated herein.

(d)        The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Responsible Officer of the

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Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) above.

(e)        The Borrower shall have paid (or caused to be paid) all reasonable and documented or invoiced out-of-pocket costs of the Administrative Agent and expenses due and payable under the Credit Agreement or the Fee Letter.

3.        Representations and Warranties. By its execution of this Amendment, the Borrower hereby represents and warrants that:

(a)        The execution, delivery and performance by each Loan Party of this Amendment and the Affirmation of Guaranty to which such Person is a party, and the consummation of the lending transactions contemplated hereunder and thereunder, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)        No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, the Credit Agreement or the Affirmation of Guaranty, or for the consummation of the lending transactions contemplated hereunder and thereunder, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties from and after the Closing Date, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) approvals, consents, exceptions, authorization, action, notice or filing under securities laws and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)        Each of this Amendment and the Affirmation of Guaranty has been duly executed and delivered by each Loan Party that is party thereto. Each of the Credit Agreement (as amended by this Amendment) and Guaranties (as

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reaffirmed by the Affirmation of Guaranty) constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto or thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

4.        Interpretation. Upon the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby; and (ii) references in any Loan Document to any section or schedule being amended hereby shall mean and be a reference to such section or schedule as amended hereby.

5.        Full Force and Effect. Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

6.        Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment electronically shall be effective as delivery of a manually executed counterpart of this Amendment.

7.        Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

8.        Reaffirmation. The Borrower hereby confirms that the existing security interests granted by the Borrower and other Loan Parties in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

9.        Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.        Loan Document. On and after the Amendment Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and other Loan Documents.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PHIBRO ANIMAL HEALTH CORPORATION, as the Borrower

By:	/s/ David C. Storbeck
Name: David C. Storbeck
Title: Vice President, Finance and Treasurer

[Signature Page to Phibro Amendment No. 2 to the Credit Agreement]

BANK OF AMERICA, N.A. as Administrative Agent and Lender

By:	/s/ William P. Warren
Name: William P. Warren
Title: Senior Vice President

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (FORMERLY KNOWN AS COÖPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK, B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH) as Lender

By:	/s/ Michalene Donegan
Name: Michalene Donegan
Title: Executive Director

By:	/s/ Stewart Kalish
Name: Stewart Kalish
Title: Executive Director

[Signature Page to Phibro Amendment No. 2 to the Credit Agreement]